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Exhibit 10.33

                MODIFICATION AGREEMENT REGARDING PROMISSORY NOTE


Effective Date:  January 1, 2001

Borrower:  Third & Colorado, L.L.C., a Texas limited partnership

Borrower's Address:  203 Colorado Street, Austin, Texas 78701 (Travis County)

Lender:  Schlotzsky's, Inc., a Texas corporation

Lender's Address: 203 Colorado Street, Austin, Texas 78701 (Travis County)

This Modification Agreement Regarding Promissory Note ("Agreement") is dated the Effective Date between Borrower and Lender.

Borrower is legally obligated to pay under that certain Extension, Modification and Renewal of Promissory Note ("Note") dated January 1, 1998 in the stated principal amount of $149,613.36 executed by WTM Development, Inc. ("WTM") in favor of Lender. The Note is further described in that certain Deed of Trust dated January 1, 1998 from WTM to the trustee named therein recorded in Volume 13309 Page 2253 of the Real Property Records of Travis County, Texas (the "Lien") regarding the real property described in Exhibit A attached hereto (the
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"Property").  The Note was assumed by Borrower pursuant to that certain General
Warranty Deed dated September 30, 1998 from WTM to Borrower.

Interest has accrued on the Note to the Effective Date and Borrower has received additional advances from Lender to the Effective Date, so that the aggregate amount owed under the Note at the Effective Date is $317,440.00.

Borrower and Lender desire to modify and restate the terms of the Note herein and to extend and carry forward the Lien on the Property.

Now, therefore, in consideration of the mutual agreements herein and the modifications of the Note herein, Borrower and Lender hereby agree as set forth in this Agreement.

1.  Restatement of Note.  As of the Effective Date, the terms of the Note are
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amended and restated as follows:

     (a) Principal amount is Three Hundred Seventeen Thousand Four Hundred Forty and 00/100 Dollars ($317,440.00).

     (b) Interest rate on unpaid principal from the Effective Date is eight percent (8%) per annum.

     (c) Interest rate on matured, unpaid amounts shall be the maximum non-usurious rate allowed by applicable law.

     (d) Terms of payment of the Note are that principal and interest shall be due and payable in one hundred twenty (120) equal monthly installments, beginning on the first day of the second month following the full release of all personal guaranties made by John C. Wooley and/or Jeffrey J. Wooley ("Wooleys") for the benefit of Lender or its affiliates (as further described in the Amended and Restated Employment Agreements between Wooleys and Schlotzsky's, Inc. dated the Effective Date).

     (e) Borrower promises to pay to the order of Lender, at Lender's address and according to the above terms of payment, the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date. Borrower may prepay all or any portion of the outstanding
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balance of the Note at any time.

     (f) If Borrower defaults in the payment of the Note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Lender gives Borrower notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Lender may declare the unpaid principal balance and earned interest on the Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, and all other notices, to the extent permitted by law.

     (g) If the Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

     (h) Interest on the debt evidenced by the Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

2.   Additional Advances.  Lender shall provide additional advances to Borrower
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under this Agreement on the following terms and conditions:

     (a) Lender shall provide funds monthly to Borrower to pay the monthly installment of principal and interest due under four (4) promissory notes assumed by Borrower in connection with the Property and payable to the order of Daniel McRae, Howard McRae, Stanley Depwe and Eva Wheeler, in the aggregate monthly amount of Two Thousand Seven Hundred Nine and 80/100 Dollars ($2,709.80).

     (b) Lender shall provide funds annually to Borrower to pay the ad valorem taxes due and payable on the Property to the applicable tax authorities, on or before the due date thereof.

     (c) Borrower shall execute promissory notes and/or modifications, amendments or restatements of this Agreement, upon the request of Lender from time to time, to document the advances made or to be made under this Section 2 of the Agreement.

     (d) All advances made pursuant to this Section 2 of the Agreement shall be subject to the interest rates, terms of payment and other provisions (except stated principal amount) set forth in Section 1 of this Agreement.

     (e) All advances made pursuant to this Section 2 of this Agreement shall be secured by the Lien on the Property described in Section 1 of this Agreement.

3.   Subordination.  Lender agrees to subordinate the Lien, upon the request of
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Borrower, to any long-term or development financing of the Property obtained by
Borrower.

In witness thereof, the parties have executed this Agreement as of the Effective Date.

THIRD & COLORADO, L.L.C.


By:________________________________

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Name:______________________________

Title:_____________________________


SCHLOTZSKY'S, INC.

By:________________________________

Name:______________________________

Title:_____________________________

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